Exhibit 99.4

Dear [Valued Partner / INSERT CUSTOMARY GREETING],

This morning, Morphic announced that it has entered into an agreement to be acquired by Eli Lilly and Company (“Lilly”), marking a new phase for our company and the potential for oral integrin medicines. You can read more about the announcement in our joint press release <INSERT LINK>.

Morphic believes – and has stated – that the patient impact of MORF-057 could be significantly enhanced by the partnership with a global medicines company. We are confident we have found that partner in Lilly, a globally recognized medicines company committed to improving patient health. Our Board of Directors determined that proceeding with this transaction is the best path forward for Morphic. In addition to creating shareholder value, we believe that the transaction will deliver benefits for patients – as Lilly’s scale, resources, global footprint and approval track record will help advance MORF-057 and our integrin discovery platform beyond what we could as a standalone company.

Importantly, this announcement has no impact on the ongoing enrollment in our EMERALD-2 Phase 2b trial of MORF-057 in ulcerative colitis or our continued progress on our GARNET Phase 2 study in Crohn’s disease. This work is continuing without disruption, and we remain committed to our mission of delivering a new generation of integrin medicines to patients. We are grateful to the investigators and patients who have contributed to the success of MORF-057 thus far, and we eagerly anticipate the path forward for MORF-057 and other integrin medicines under Lilly’s stewardship.

We expect the transaction to be completed in the third quarter of 2024, subject to customary closing conditions. Until then, we will continue to operate as an independent company, and it is business as usual. All contract terms remain in place, and we look forward to working with you like we always have.

If you have any further questions, please don’t hesitate to reach out to your normal company contact.

We value our relationship with you and appreciate your continued support as we move forward with Lilly.

Sincerely,

Cautionary Notice Regarding Forward-Looking Statements

This communication contains “forward-looking statements” relating to the proposed acquisition of Morphic Holding, Inc., a Delaware corporation (the “Company”), by Eli Lilly and Company, an Indiana corporation (“Parent”). Such forward-looking statements include, but are not limited to, the ability of the Company and Parent to complete the transactions contemplated by the Agreement and Plan of Merger, dated July 7, 2024, between Parent, the Company and Rainier Acquisition Corporation, a Delaware corporation (“Purchaser”) and wholly-owned subsidiary of Parent (the “Merger Agreement”), including the parties’ ability to satisfy the conditions to the consummation of the tender offer (the “offer”) contemplated thereby and the other conditions set forth in the Merger Agreement, statements about the expected timetable for completing the transaction, the Company’s and Parent’s beliefs and expectations and statements about the benefits sought to be achieved by Parent’s proposed acquisition of the Company, the potential effects of the acquisition on both the Company and Parent, and the possibility of any termination of the Merger Agreement. In some cases, forward-looking statements may be identified by terminology such as “believe,” “may,” “will,” “should”, “predict”, “goal”, “strategy”, “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. These words are intended to identify forward-looking statements. The Company has based these forward-looking statements on current expectations and projections about future events and trends that it believes may affect the financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs of the Company, but there can be no guarantee that such expectations and projections will prove accurate in the future.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of the Company’s stockholders will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the merger and the offer contemplated thereby may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; and the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot guarantee future events, results, actions, levels of activity, performance or achievements, business and market conditions, the timing and results of any developments and whether the conditions to the closing of the proposed acquisition are satisfied on the expected timetable or at all. Additional factors that may affect the future results of Parent and the Company are set forth in their respective filings with the U.S. Securities and Exchange Commission (the “SEC”), including in each of Parent’s and the Company’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. The risks described in this communication and in Parent’s and the Company’s filings with the SEC should be carefully reviewed. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date they are made. Parent and the Company undertake no obligation to publicly release any revisions to the forward-looking statements after the date hereof to conform these statements to actual results or revised expectations.

Additional Information about the Acquisition and Where to Find It

The offer referenced in this communication has not yet commenced. This communication is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Parent and the Purchaser will file with the SEC upon commencement of the offer. A solicitation and offer to buy outstanding shares of the Company will only be made pursuant to the tender offer materials that Parent and Purchaser intend to file with the SEC. At the time the offer is commenced, Parent and the Purchaser will file with the SEC tender offer materials on Schedule TO and the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF THE COMPANY SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will be made available to all investors and stockholders of the Company at no expense to them at Parent’s website at investor.lilly.com and (once they become available) will be mailed to the stockholders of the Company free of charge. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website, investor.morphictx.com, or by contacting the Company’s investor relations department at chris.erdman@morphictx.com. The information contained in, or that can be accessed through, the Company’s and Parent’s websites is not a part of, or incorporated by reference herein. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Parent and the Company file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Parent and the Company with the SEC for free on the SEC’s website at www.sec.gov.